Exhibit 4.1

Exhibit 4.1

LG.PHILIPS LCD

엘지.필립스 엘시디 주식회사 주권

STOCK CERTIFICATE

LG.Philips LCD Co.,Ltd.

제1회 발행

가 제 호

금 오 천 원 정

FIVE THOUSAND WON

일 주 권

ONE SHARE

1. 상 호	엘지.필립스 엘시디 주식회사
2. 회사의성립년월일	서기 1985년 2월 27일
3. 발행할주식의총수	사 억 주
4. 일 주 의 금 액	금 오 천 원 정
5. 주 식 의 종 류	기 명 식 보 통 주 식
6. 주 식 발 행 년 월 일	서기 2004년 5월 25일

본 주권은 당회사의 정관에 의한 주식 일주의 주주임을 증명하기 위하여 이면 기명자에게 이를 교부함.

엘지.필립스 엘시디 주식회사

공동대표이사 부회장 구 본 준

공동대표이사 부사장 론 에이치. 위라하디락사

1. Corporate Name	LG.Philips LCD Co.,Ltd.
2. Date of Incorporation	February 27, 1985
3. Total Number of Shares Authorized	Four Hundred Million Shares
4. Par Value of Each Share	Five Thousand Won
5. Type of Shares	Common Shares in Registered Form
6. Date of Issuance	May 25, 2004

This is to certify that the person whose name appears on the certificate is the holder of ONE Share of Common Stock of LG.Philips LCD Co., Ltd. as defined in the Articles of Incorporation of the Company.

LG.Philips LCD Co.,Ltd.

Joint Representative Director / Vice Chairman and CEO Bon Joon Koo

Joint Representative Director / SEVP and CFO Ron H. Wirahadiraksa